CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 29, 2015

Date of Report

(Date of Earliest Event Reported)

VERTICAL COMPUTER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28685	65-0393635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300, Richardson, Texas 75082

(Address of principal executive offices (zip code))

(972) 437-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Vertical Computer Systems, Inc. (the “Company”) has developed a core communication platform using the Company’s proprietary application interface software based on its mobile web server patent and five other patent-pending applications, coupled with its Emily™ broker and Emily™ language patents along with its SiteFlash™ patents.

Both the core of the communications platform and the application interface software have been completed. The Company has granted certain exclusive rights (excluding the healthcare and enterprise markets) to use the core communication platform and the application interface software for personal private communication in the United States market to Ploinks, Inc., a subsidiary of the Company. The exclusive license includes certain performance criteria and a 3% royalty on gross revenues be paid to the Company. The Company is building the Ploinks™ application for Ploinks, Inc. on a contract basis.

Ploinks™ version 1.0 was completed by the Company and available for beta testing a few months ago, but the Company determined it was more advantageous to add enhanced functionality and instead release version 1.5 for beta testing. The additional functionality in Ploinks™ version 1.5 includes improvements in ease of use and increases the private content sharing capabilities of its existing photo sharing features. The Company anticipates releasing Ploinks™ for beta testing within 30 days.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.

(Registrant)

Date: October 29, 2015	By: /s/ Richard Wade
Richard Wade
President/CEO